                                                 Exhibit 10.4

                        KIMBERLY-CLARK CORPORATION
                      1986 EQUITY PARTICIPATION PLAN
                 (AS AMENDED EFFECTIVE NOVEMBER 20, 1997)



1.   PURPOSE

     This 1986 Equity Participation Plan (the "Plan") of Kimberly-Clark Corporation (the "Corporation") is intended to encourage those employees who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation, or of a consolidated subsidiary or an equity company of the Corporation (collectively, the "Subsidiaries"), to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or Subsidiaries' long-term success.

2.   EFFECTIVE DATE

     The Plan was originally adopted as of April 17, 1986 upon (a) approval by the Board of Directors of the Corporation (the "Board of Directors"), and (b) approval by the stockholders of the corporation at the 1986 Annual Meeting. The Plan as hereby amended and restated is adopted effective as of November 1, 1996.

3.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors consisting of not less than three (3) members of the Board of Directors, provided that if all members of the Committee are not disinterested persons, the Plan shall be administered by a committee, all of whom are disinterested persons, appointed by the Board of Directors and consisting of three (3) or more directors with full authority to act in the matter.

     For purposes of this section, a "disinterested person" shall mean a person who, at the time action is taken, is a "Non-Employee Director" for purposes of rule 16b-3 under the Securities Exchange Act of 1934, or any successor provision, and who is also an "outside director" for purposes of section 162(m) of the Internal Revenue Code, as amended.

     The term 'Committee' shall mean the Compensation Committee or the committee appointed by the Board of Directors under this section 3, as the case may be.

     The Committee shall have the power to interpret and construe the Plan. Any interpretation or construction of any provisions of this Plan by the Committee shall be final. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith. Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board of Directors. The report shall specify the employees who received awards under the Plan during the prior year, the form and size of the awards to the individual employees, and the status of prior awards.

     The Committee shall have the power to promulgate rules in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan.

4.   ELIGIBILITY

     The Committee shall from time to time select the employees who are to receive awards under the Plan (collectively, the "Participants") from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or a Subsidiary, or to have in the past so contributed. Only full-time employees (including officers and directors who are full-time employees) of the Corporation and its Subsidiaries are eligible to participate in the Plan. Employees of a Subsidiary shall participate in the Plan under such conditions as the Committee shall prescribe.

5.   FORMS OF AWARDS

     All awards under the Plan shall be made in the form of Participation Shares as described in Section 6(a), or options to purchase shares of common stock, par value $2.50 per share, of the Corporation (the "Common Stock"). Generally, an award will consist of an equal number of Participation Shares and optioned shares, but the Committee may make awards solely in stock options or Participation Shares, or in any combination of the two.

6.   PARTICIPATION SHARES

     The Committee shall from time to time designate those Participants who shall receive Participation Share awards. The Committee shall advise such Participants of their Participation Share awards by a letter indicating the number of Participation Shares awarded and the following terms and conditions of the award.

     (a) Base Value of Participation Shares. The number of Participation Shares awarded to a Participant shall be entered in such Participant's memorandum account (the "Account") established for this purpose as of the date of the award. Each Participation Share shall be assigned a base value equal to the book value of one share of Common Stock as of the close of the fiscal year of the Corporation preceding the date of the award (the "Base Value"). Book value per share shall be defined for purposes of the Plan as common stockholders' equity, as reported in the year-end audited consolidated financial statements, or in the quarter-end unaudited consolidated financial statements, of the Corporation (as the case may be), divided by the number of shares of Common Stock outstanding as of the date of such financial statements, as adjusted pursuant to the provisions of the Plan (the "Book Value"). The term "book value", when used without initial capital letters, shall be defined as in the preceding sentence without the adjustments.

     (b) Maturation of Participation Shares. An award of Participation Shares shall reach maturity at the close of the fiscal year in which
    (i) the fifth anniversary of the date of the award occurs, (ii) the Participant who holds such award dies, retires, or becomes totally and permanently disabled, or (iii) the events described in subsection 8(a) occur, whichever is earlier (the "Maturity Date"). The Book Value at the Maturity Date shall be the Book Value as of the close of the fiscal year of the Corporation in which such Maturity Date occurs.

     (c) Participation Share Payments. Each Participant shall be entitled to receive a cash payment for his Participation Share award, payable as provided in subsection 6(g), equal to the sum of the Maturity Value and the Dividend Share Value.

     The "Maturity Value" of an award shall be equal to the Book Value of the Participation Shares subject to such award at the Maturity Date less the Base Value of such Participation Shares.

     Participants are not entitled to receive current dividends on their Participation Shares, but in lieu thereof their Accounts shall be credited with dividend shares (the "Dividend Shares"). The "Dividend Share Value" of an award shall be equal to the product of (A) the number of Dividend Shares credited to a Participant's Account and (B) the book value per share of the Common Stock at the Maturity Date. The amount available for the acquisition of Dividend Shares for a Participant's Account at the end of each fiscal quarter of the Corporation shall be determined by multiplying the total cash dividend declared per share of Common Stock during such quarter (but subsequent to the date of the award in the case of Participation Shares and subsequent to the date of crediting in the case of Dividend Shares) by the total of the Participation Shares and Dividend Shares in the Participant's Account. The amount so determined shall be divided by the book value of one share of Common Stock as of the close of such fiscal quarter, and the quotient shall represent the number of full and fractional Dividend Shares credited to the Participant's Account for that quarter.

     (d) Dividend Maintenance. No Dividend Shares shall be credited to a Participant's Account in any quarter (i) in which the total cash dividends declared per share of Common Stock are less than $.62, or
    (ii) in which the total cash dividends declared per share of Common Stock are less than the total cash dividends declared per share of Common Stock in the same quarter of the immediately preceding year, except that in the final three quarters of 1987 and thereafter the determination of whether the total cash dividends per share of Common Stock are less than in the immediately preceding year shall be made after adjustment for the two-for-one stock split which occurred in 1987, the two-for-one stock split which occurred in 1992, and the two-for-one stock split which was declared on February 20, 1997, in accordance with generally accepted accounting principles. When total cash dividends declared per share of Common Stock are less than total cash dividends declared per share of common Stock in the same quarter of the immediately preceding year as described in clause (ii) immediately above, the book value of each Participation Share held by a Participant shall be reduced by an amount equal to the difference between the cash dividend declared in such immediately preceding quarter less the cash dividend declared in the quarter the cash dividend is reduced. This subsection 6(d) shall be inoperative during such fiscal years of the Corporation as the Committee in its discretion shall determine.

     (e) Adjustments. The Committee may adjust Book Value, for purposes of the Plan, to preserve the benefit to the Participant and the Corporation contemplated hereby if, in the opinion of the Committee after consultation with the Corporation's independent accountants, changes in the Corporation's accounting policies, acquisitions, divestitures or other unusual or extraordinary transactions or events have materially affected the Corporation's net income, book value, shares of Common Stock outstanding, or stockholders' equity (collectively, the "Events"), provided that any decisions or actions of the management of the Corporation which resulted in an Event were made or taken in the best interests of the Corporation's stockholders. To preserve the benefit to the Participant and the Corporation contemplated hereby, if a cash dividend is declared in any quarter and the payment date for such cash dividend is later than the immediately subsequent quarter, then such cash dividend will be deemed to be declared in the quarter immediately preceding the payment date for all purposes of this Plan, as of the first date the Board meets in such quarter, or if the Board does not meet in such quarter, on the first business day of such quarter, including, but not limited to, the determination of (i) Book Value in subsection 6(a), (ii) Dividend Shares in subsection 6(c) and (iii) whether the total cash dividends declared per share of Common Stock in a quarter is less than $.155 or whether the total cash dividends declared per share of Common Stock are less than the total cash dividends declared per share of Common Stock in the same quarter of the immediately preceding year in subsection 6(d).

     (f) Absence of Rights as a Stockholder. A Participant shall not be entitled, on the basis of a Participation Share award, to any of the rights of a stockholder of the Corporation, including the right to vote and receive dividends on Common Stock.

     (g) Date of Payment. Except as provided in subsection 14(j), the cash payment provided for in subsection 6(c) shall be payable within 90 days following the Maturity Date. The Corporation shall deduct applicable withholding and employment taxes from all payments made to Participants.

     (h) Termination of Employment. Except as provided in subsections 6(b), 8(a) and 14(j), any Participation or Dividend Shares credited to a Participant's Account shall be subject to forfeiture if the Participant is dismissed or leaves the service of the Corporation or a Subsidiary prior to the maturity of the award for any reason other than death, retirement or total and permanent disability.

     (i) Termination of Award. After the Corporation makes the cash payment provided for in subsection 6(c), any rights of the Participant (or the Participant's estate or beneficiaries) in the Participation Share award shall end.

7.   STOCK OPTIONS

     The Committee shall determine and designate from time to time those Participants to whom options are to be granted and the number of shares of Common Stock to be optioned to each (an "Option"). Such Options may be in the form of "incentive stock options" as that term is defined in Section 422A of the Internal Revenue Code, as amended (an "Incentive Stock Option") or in the form of options which are not Incentive Stock Options ("Nonqualified Stock Options"). After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant a document to be executed by the Corporation and the Participant evidencing the granting of the Option and the terms and conditions of such Option. The document shall be in such form as the Committee shall from time to time approve.
The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(h). Unless indicated otherwise, when the term Option appears in subsections 7(a) through 7(h), such term shall include Incentive Stock Options.

     (a) Period of Option. The Period of each Incentive Stock Option shall be no more than 10 years, and the period of each Nonqualified Stock Option shall be no more than 10 years and one day, from the date it is granted.

     (b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the "Option Price"). Fair Market Value shall be defined as the reported closing price of the Common Stock on the date the Option is granted as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

          (c)  Limitations on Exercise

               (i) In General. The Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or a Subsidiary. At any time during the period of the Option after the end of the first year, the Participant may purchase up to 30 percent of the shares covered by the Option; after the end of the second year, an additional 30 percent; and after the end of the third year, the remaining 40 percent of the total number of shares covered by the Option; provided, however, that if the Participant's employment is terminated for any reason other than death, retirement, or total and permanent disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Incentive Stock Option be exercised more than 10 years, and in no event may a Nonqualified Stock Option be exercised more than 10 years and one day, after the date of its grant.

               (ii) Prior Option Rule. An Incentive Stock Option granted before January 1, 1987 shall not be exercisable while there is outstanding any prior Incentive Stock Option which was granted to such Participant to purchase stock in the Corporation, a Subsidiary or a predecessor corporation of the Corporation or a Subsidiary.

     (d) Exercise after Death, Retirement, or Disability. If a Participant dies, retires or becomes totally and permanently disabled without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c)(i), within (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant's death, the Option may be exercised by the person or persons to whom such Participant's rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator.

     (e) Non-transferability. During the Participant's lifetime, Options shall be exercisable only by such Participant. Options shall not be transferable other than by will or the laws of descent and distribution upon Participant's death.

     (f) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, at the office of the Treasurer at the Dallas World Headquarters, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired.
    Payment may be made in cash, a check payable to the Corporation or, if the Committee so determines, pursuant to rules adopted by the Committee, in shares of Common Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

     (g) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

     (h)  Limitations on Incentive Stock Option Grants.

               (i) An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or Subsidiaries.
               (ii) The aggregate Fair Market Value of all shares covered by the Incentive Stock Options granted to a Participant by the Corporation and any of its Subsidiaries in any calendar year prior to 1987 shall not exceed $100,000 plus any unused limit carryover carried to such year. The unused limit carryover shall be one-half of the amount by which $100,000 exceeds the aggregate Fair Market Value of such stock Options granted in any calendar year. The unused limit carryover from any year is the amount of unused limit carryover reduced by the amount of such carryover which was used in prior calendar years. Such unused limit carryover may only be carried over to each of the three calendar years succeeding the year in which the limit carryover arises, and the amount of any Options granted during any calendar year shall be treated as first using up the $100,000 limitation and then shall be treated as using up unused limit carryovers to such year in the order of the calendar years in which such carryovers arose. The aggregate Fair Market Value of such stock shall be determined as of the time the Option is granted. This paragraph 7(h)(ii) shall be construed in accordance with subsection (b) of Section 422A of the Internal Revenue Code as in effect on April 17, 1986.

               (iii) With respect to Incentive Stock Options granted on or after January 1, 1987, the aggregate Fair Market Value of all shares with respect to which such Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

     (i) Options for Nonresident Aliens. In the case of any Option awarded to a Participant who is not a resident of the United States or who is employed by a Subsidiary other than a Subsidiary that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the conditions set forth in subsections 7(a) through 7(h) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) materially increase any benefits accruing to any Participants under the Plan, (2) materially increase the number of securities which may be issued under the Plan, (3) materially modify the requirements for eligibility to participate in the Plan or (4) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Securities and Exchange Act of 1934 or the Internal Revenue Code.

8.   GOVERNMENT SERVICE, LEAVES OF ABSENCE AND OTHER TERMINATIONS

     (a) In the sole and absolute discretion of the Committee, a Participation Share award may be considered to reach maturity as of the close of the fiscal year in which (i) a Participant enters such governmental or military service as may be approved by the Committee or
    (ii) the Participant's employment with the Corporation is terminated by reason of a shutdown or divestiture of a portion of the Corporation's business.

     (b) A leave of absence approved by the Committee shall not be deemed to be a termination of employment for the purposes of the Plan. A termination of employment with the Corporation or a Subsidiary to accept immediate reemployment with the Corporation or a Subsidiary likewise shall not be deemed to be a termination of employment for purposes of the Plan.

9.   SHARES SUBJECT TO THE PLAN

     The number of shares of common Stock available for option and sale under the Plan and the number of Participation Shares which may be awarded shall not exceed 16,000,000 in the aggregate, of which not more than 12,000,000 shall be available for option and sale. If an Option ceases to be exercisable in whole or in part by reason of expiration of time permitted for its exercise, termination of employment of a Participant who has been granted an Option, cancellation, surrender, or for any other reason, the shares which had been subject to such Option shall continue to be available for Options or Participation Share awards under the Plan. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board of Directors may from time to time determine. Participation Shares which are retired through forfeiture or maturity shall again be available for awards of Participation Shares or grants of Options under the Plan.

10.  INDIVIDUAL LIMITS

     The maximum number of Participation Shares or shares of Common Stock covered by Options which may be granted to any Participant shall be determined from time to time by the Committee.

11.  CHANGES IN CAPITALIZATION

     In the event there are any changes in the Common Stock or the capitalization of the Corporation through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes may be made by the Committee in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Options of Participation Shares may be granted or awarded to any Participant, (c) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (d) the number of Participation Shares, the Base Value per Participation Share awarded to Participants, and Dividend Shares credited to Participants' Accounts, and (e) such other provisions of the Plan as may be necessary and equitable to carry out its purposes.

12.  EFFECT ON OTHER PLANS

     All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or a Subsidiary. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or a Subsidiary on behalf of employees.

13.  TERM OF THE PLAN

     The term of the Plan shall be six years, beginning April 17, 1986 and ending April 16, 1992, unless the Plan is terminated sooner by action of the Board of Directors or extended by action of the stockholders of the Corporation. No Option may be granted or Participation Share awarded after the termination date of the Plan, but Options and Participation Shares theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

14.  GENERAL PROVISIONS

     (a) Designated Beneficiary. Each Participant who shall be granted a Participation Share award under the Plan may designate a beneficiary or beneficiaries with the Committee on a form to be prescribed by it; provided that no such designation shall be effective unless so filed prior to the death of such Participant.

     (b) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, the Subsidiaries, the Board of Directors of the Corporation or its Subsidiaries, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Subsidiaries, and the Corporation and its Subsidiaries expressly reserve the right to discharge any Participant without liability to the Corporation, its Subsidiaries, the Board of Directors of the Corporation or its Subsidiaries or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

     (c) Discretion of the Corporation, Board of Directors and the Committee. Any decision made or action taken by the Corporation, the Board of Directors of the Corporation or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Corporation, the Board of Directors or the Committee, as the case may be, and shall be conclusive and binding upon all persons. Except as provided in the sentence immediately below, the Committee shall determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by disability, retirement or for other reasons. Any Participant who is entitled to receive immediate payments under a qualified retirement plan of the Corporation or a Subsidiary upon the termination of his employment shall be deemed to be retired under the Plan; provided, however, that any Participant who is employed by a competitor of the Corporation or a Subsidiary within one year after leaving the employ of the Corporation or a Subsidiary shall not be considered, in the discretion of the Committee, to be retired under the Plan.

     (d) Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit or eliminate the ability of the Participant's Participation and Dividend Shares to generate additional Dividend Shares, and/or (ii) fix the Book Value of all or any portion of the Participant's existing Participation and Dividend Shares for the purposes of any payments that might be made under subsection 6(c) at their Book Value as of the end of the fiscal year of the Corporation in which such notice is dated, and/or (iii) limit the period in which an Option may be exercised to a period ending at least three months following the date of such notice, and/or (iv) limit or eliminate the number of shares subject to Option after a period ending at least three months following the date of such notice. The Committee may credit Participation and Dividend Shares which are affected under this subsection 14(d)(i) or (ii), with interest at a rate and in a manner determined from time to time by the Committee.

     (e) No Segregation of Cash or Stock. The Accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Subsidiaries shall be required to segregate any cash or stock which may at any time be represented by awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Subsidiaries, the Board of Directors nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Subsidiaries to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Subsidiaries shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Subsidiaries.

     (f) Inalienability of Benefits and Interest. Except as provided in subsection 14(a), no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

     (g) Delaware Law to Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

     (h) Change in Conditions of Federal Income Tax Laws. In the event of relevant changes in the Federal income tax laws, regulations and rulings or other factors affecting the continued appropriateness of Participation Share awards or Options under the Plan, the Committee may, in its sole discretion, accelerate or change the form of payment, distribution or exercise of such awards or Options. In addition, the Committee shall have the power to take such action as it deems necessary and desirable to amend the Plan and any Options granted hereunder, for the purpose of permitting the Participant to obtain favorable Federal income tax treatment in connection with the Options or the disposition of shares obtained through exercise of Options.

     (i) Election to Receive Cash Rather than Stock. The Committee, in its sole and absolute discretion, may allow selected Participants the right to convert their unexercised Options to a cash payment. For each such Option so converted, the Participant shall be entitled to receive cash equal to the difference between the Participant's Option Price and the fair market value of the Common Stock on the date of conversion.
    In order to make such a conversion, however, the Participant must at the time of such conversion also elect to exercise an equivalent number of Option shares for Common Stock on the same date. Fair market value at the date of conversion shall be defined as the reported closing price of Common Stock on the day of conversion as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.

     (j) Election to Defer Receipt. Under rules established by the Committee in its sole and absolute discretion, the Committee may permit a Participant to elect to defer the receipt of all or any portion of amounts which may otherwise become payable under subsection 6(c). This election shall be evidenced by a letter from the Participant to the Committee, which letter shall be signed by the Participant, received by the Company prior to the Participant's termination of employment, and accepted by the Committee before the Maturity Date. The period of deferral specified in the letter shall be set forth in accordance with the rules of the Committee and may extend to a period following retirement. If accepted by the Committee, such letter may provide that the amount otherwise payable to the Participant shall be valued at the Maturity Date and earn interest from that date at a rate and in a manner determined from time to time by the Committee. After adjustment for any resulting interest, the deferred amount shall be paid at the date or dates specified in the Participant's letter, and such adjusted amount shall not be subject to forfeiture as otherwise provided in subsection 6(h). In the discretion of the Committee, the balance of a Participant's deferred amount may be paid earlier than the date or dates specified in the Participant's letter, but only in the case of severe financial hardship. Notwithstanding the foregoing, with the consent of the Committee, an election made prior to January 1, 1998 pursuant to this paragraph may be irrevocably modified by a Participant prior to the earliest of January 1, 1999, (ii) such Participant's termination of employment or (iii) the payment of the first installment pursuant to Committee rules.

     (k) Purchase of Common Stock. The Corporation and its Subsidiaries may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Subsidiaries shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

     (l) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

     (m) Amendments. The Committee shall have the power to amend the Plan and any Options or Participation Share awards granted hereunder (i) for the purposes described in subsection 14(h) and (ii) to make administrative changes in the Plan which are not material either individually or in the aggregate and which do not increase the cost of the Plan to the Corporation or alter the allocation of benefits as between the Participants.